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                                                                   Exhibit 10.92

                           DORMAN CENTRE PIER 1 ESCROW

     This DORMAN CENTRE PIER 1 ESCROW ("Escrow") is by and between INLAND WESTERN SPARTANBURG, L.L.C., a Delaware limited liability company ("Inland") with an address of 2901 Butterfield Road, Oak Brook, Ill, 60523, LCW SPARTANBURG, L.L.C., a South Carolina limited liability company ("LCW") with an address of c/o WRS, Inc. 2361 South Centennial Drive, Aiken, South Carolina 29803, and CHICAGO TITLE AND TRUST COMPANY, a Missouri corporation ("CT&T").

                                    RECITALS:

     WHEREAS, LCW and Inland Real Estate Acquisition, Inc., ("IREA") entered into that certain purchase and sale agreement dated November 7, 2003, as amended by that certain Amendment To Contract (collectively the "Contract") for the sale and purchase of the approximately 386,894 net rentable square feet of the Dorman Center Shopping Centre located on approximately 50 acres of land at Blackstock Road and W.O. Ezell Road, Spartanburg, South Carolina and consisting of 5 phases known as the Wal Mart Tract, Shop Tract 1, Shop Tract 2, Shop Tract 3 (collectively "Phase I ") and Phase II (Phase I and Phase II are collectively referred to as the " Property"); and

     WHEREAS, the parties agree that the square footage that is used as the denominator in the Pier 1 lease to calculate the percentage of taxes, CAM and insurance premiums to be paid by Pier 1 must be reduced to 131,409 and LCW has agreed to attempt to obtain from Pier 1 an amendment to its lease to change such denominator; and

     WHEREAS, Inland will complete the closing of Phase I of the Property without the amendment provided LCW deposits with CT&T the sum of $13,800.00 to insure that LCW obtains such amendment, to be forfeited in the event that LCW fails to so obtain the amendment within 6 months of the date of this Agreement.

     NOW, THEREFORE, for and in consideration of the mutual agreements and understandings contained in this Agreement, Inland, LCW and CT&T agree as follows:

     1. All of the above recitals are incorporated herein by reference as if fully restated herein as this paragraph 1.

     2. LCW hereby deposits with CT&T the sum of $13,800.00 to be held until LCW provides to CT&T a copy of an executed amendment to the Pier 1 lease that amends the denominator in the Pier 1 lease used to calculate the percentage of taxes, CAM and insurance premiums to be paid by Pier 1 to 131,409 feet. If LCW does provide CT&T the amendment within 6 months of the date of this Escrow, CT&T shall pay the $13,800.00 to LCW less the cost of this Escrow 5 days after CT&T notifies Inland it has received the copy of the amendment and provided Inland has not delivered to CT&T a written

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objection to the release of such funds to LCW. If CT&T does receive a written objection from Inland, it will continue to hold the funds deposited herein until it receives a joint written direction from Inland and LCW or a court order directing the distribution of such funds. If LCW does not deposit such amendment within 6 months of the date of this Agreement, the $13,800.00 shall be paid to Inland and this Escrow shall terminate.

     3. All funds deposited into this Escrow shall be invested as directed by LCW provided that upon the expiration of the six month period the funds are available for disbursement as described above. The costs and expenses of this Escrow and any investment costs or fees will be paid by LCW either out of the funds deposited herein that are to be paid to LCW or directly by LCW if the funds deposited herein are paid to Inland. It is agreed between LCW and Inland that Interest earned on the original funds deposited into this Escrow can be used to pay the costs and expenses and investment charges of this Escrow. All Interest earned on the funds originally deposited into this Escrow shall be assessed to LCW.

     4. Except as to deposits of funds for which CT&T has received express written direction concerning investment or other handling, the parties hereto agree: (i) that CT&T shall be under no duty to invest or reinvest any deposits at any time hold by it hereunder; and, further, (ii) that CT&T may commingle such deposits with other deposits or with its own funds in the manner provided for the administration of funds under Section 2-8 of the Corporate Fiduciary Act (205 ILCS 620/2-8), and (iii) that CT&T may use any part or all of such funds for its own benefit without obligation to any party for interest or earnings derived thereby, if any; provided, however, nothing herein shall diminish CT&T's obligation to apply the full amount of the deposits in accordance with the terms of these escrow instructions.

          In the event CT&T is requested to invest deposits hereunder, CT&T Is not to be held responsible for any loss of principal or interest which may be incurred as a result of making the investments or redeeming said investment for the purposes of this Escrow.

     5. The undersigned hereby authorize and direct CT&T to accept, comply with and obey any and all writs, orders, judgments or decrees entered or issued by any court with or without jurisdiction; and in case CT&T obeys or complies with any such writ, order, judgment or decree of any court, it shall not be liable to any of the parties hereto or any other person, by reason of such compliance, notwithstanding any such writ, order, judgment or decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated. In case CT&T is made a party defendant to any suit or proceedings regarding this Escrow, the undersigned, for themselves, their heirs, personal representatives, successors and assigns, jointly and severally, agree to pay to CT&T, upon written demand, all reasonable costs, attorney's fees and expenses incurred with respect thereto. CT&T shall have a lien on the deposit(s) herein for any and all such reasonable costs, fees and expenses. If said costs, fees and expenses are not paid, then CT&T shall have the right to reimburse itself out of said deposit(s) after providing notice thereof to the other parties hereto.

     6. This Escrow is governed by and is to be construed under the laws of the State of Illinois. This Escrow, amendments or supplemental instructions hereto, may be executed in counterparts, each of which shall be deemed an original and all such counterparts together shall constitute one and the same instrument.

     7. In the event of a default hereunder on the part of Inland or LCW, the other party may

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institute litigation against the defaulting party and the prevailing party in such litigation shall be entitled to collect all reasonable costs and expenses thereof, including, without limitation, all reasonable attorney's fees end paralegal fees through all appellate proceedings together with all costs and expenses charged by CT&T as described in this Escrow.

     8. All notices from and to any of the parties to this Escrow shall be in writing and should be served by an overnight courier or express service, such as Federal Express or UPS, and shall be deemed delivered on the day after deposit with such special delivery service or may be served upon the parties by facsimile transmission provided such transmission is completed by 5:00 p.m. on a business day otherwise such notice shall be deemed served at 9:00 a.m. on next succeeding business day:

     To:      LCW Spartanburg, LLC
              c/o Art Kepes
              WRS, Inc. 2361 South Centennial Drive,
              Aiken, South Carolina 29803

     To:      Inland Western Spartanburg. L.L.C.
              c/o H. Dan Bauer
              Inland Western Retail Real Estate Trust Inc.,
              2901 Butterfield Road
              Oak Brook, Illinois 60523
              Tel:(630) 218-8000
              Fax:(630)218-4900


     To:      Nancy Castro
              Chicago Title Insurance Company
              171 N. Clark Street, 3rd Floor
              Chicago, Illinois 60601
              Tel:(312) 223-2709
              Fax:(312)223-2108

     IN WITNESS WHEREOF, Inland, LCW and CT&T have each caused their respective authorized officers to execute this Escrow this 4th day of March, 2004.

                                          INLAND Western Spartanburg, L.L.C., a
                                          Delaware limited liability company

                                          By:  /s/ Debra A. Palmer
                                             ----------------------------------
                                          Its:   Asst Secretary
                                              ---------------------------------

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                                     LCW Spartanburg L.L.C.,
                                     an South Carolina limited liability company


                                     By:  /s/ Arthur J. Kepes
                                        ----------------------------------------
                                     Its:  Vice President
                                         ---------------------------------------


                                     CHICAGO TITLE AND TRUST COMPANY,
                                     a Missouri corporation


                                     By: /s/ Nancy R. Castro
                                        ----------------------------------------
                                     Its:        AVP
                                         ---------------------------------------
                                     Escrow No.  24020066-B
                                               ---------------------------------

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